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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The PMI Group, Inc. on Form S-8 of our reports dated January 20, 2000 and June 23, 2000, appearing in the Annual Report on Form 10-K of The PMI Group, Inc. for the year ended December 31, 2000 and in the Annual Report on Form 11-K of The PMI Group, Inc. Savings and Profit-Sharing Plan for the year ended December 31, 2000, respectively.

/s/ Deloitte & Touche LLP

San Francisco, California
Janaury 9, 2002